                                    EXHIBIT A

                        AGREEMENT DATED AUGUST 28, 2003

            The undersigned hereby agree that

            (i) each of them is individually eligible to use the Schedule 13D attached hereto:

            (ii) the attached Schedule 13D is filed on behalf of each of them;
and

            (iii) each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning him or itself; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless he or it knows or has reason to believe that such information is inaccurate.

    CITIGROUP INC.

    By:  /s/ Serena D. Moe
         ------------------------
    Name:  Serena D. Moe
    Title: Assistant Secretary



    CITIGROUP HOLDINGS COMPANY

    By:  /s/ Serena D. Moe
         ------------------------
    Name:  Serena D. Moe
    Title: Assistant Secretary



    CITICORP

    By:  /s/ Serena D. Moe
         ------------------------
    Name:  Serena D. Moe
    Title: Assistant Secretary

    Citicorp Banking Corporation

    By:  /s/ Michael P. Humes
         ------------------------
    Name:  Michael P. Humes
    Title: Vice President



    COURT SQUARE CAPITAL LIMITED

    By:  /s/ Anthony P. Mirra
         ------------------------
    Name:  Anthony P. Mirra
    Title: Vice President and
           Assistant Secretary